UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2009

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William P. Livek as Chief Executive Officer and Director

On June 15, 2009, Rentrak Corporation ("Rentrak" or the "Corporation"), with the approval of Rentrak's Board of Directors (the "Board") hired William P. Livek as the company's Chief Executive Officer ("CEO"). Paul A. Rosenbaum, who previously served as Chief Executive Officer, is continuing as Chairman of the Board. The Board also appointed Mr. Livek as a director of Rentrak effective June 15, 2009, and agreed to nominate him for reelection at the annual shareholders meeting to be held in August 2009.

Mr. Livek, age 55, served as Chief Executive Officer of Symmetrical Capital, an investment and consulting firm focused on next generation insight in the marketing/media measurement industry, from December 2008 until the present. Beginning in January 1993 through October 2004, Mr. Livek was the co-Chair and Director of Simmons Market Research Bureau, where he directed the growth and evolution of the company into a media-neutral, consumer centric research and data business widely utilized by brands, advertising agencies and media organizations. In October 2004, Mr. Livek arranged the sale of the company to Experian Information Solutions, Inc. ("Experian"), a global leader in providing information, analytical tools and marketing services to organizations and consumers to help manage the risk and reward of commercial and financial decisions. Positions held by Mr. Livek at Experian included Co-president of Experian Research Services from October 2004 to February 2007, where he facilitated the integration of Simmons Market Research into Experian, and Senior Vice President, Strategic Alliances & International Expansion, from 2007 until December 2008, where he focused on acquiring online and marketing information companies in the United States and Asia.

Employment Agreement with William P. Livek

In connection with Mr. Livek's hiring, the independent compensation committee of Rentrak's board of directors approved an employment agreement with Mr. Livek providing for his employment as Chief Executive Officer for a term ending June 30, 2013. A brief description of the terms of the employment agreement and related compensation arrangements follows.

The employment agreement provides for an initial annual base salary of $150,000, which will be increased by 10 percent on each April 1 during the term. Mr. Livek is also eligible to receive a annual cash bonus of up to $100,000 based on the achievement of performance measures established each year. For fiscal 2010, such performance measures relate to developing a detailed business plan and new products and services, overseeing the personal and professional development of the executive leadership team, managing the development of and control over capital expenditure and operating budgets, and analyzing potential business transactions on behalf of Rentrak.

If Mr. Livek's employment is terminated without cause or for good reason, he will be entitled to a lump-sum cash severance payment in the amount of $150,000 and all or a portion of the cash bonus for the fiscal year in which termination occurs, based on the extent to which the applicable performance measures for that fiscal year had been achieved prior to termination. Severance payments are conditioned on compliance with noncompete provisions and execution of a general release of claims against Rentrak.

Good reason is defined as Rentrak's failure to comply with the material terms of the agreement or an act or failure to act by Rentrak that constitutes a substantial adverse change in Mr. Livek's position or responsibilities, a material reduction in his base salary or failure to continue to provide employee benefits. Cause is defined as a material breach of the agreement by Mr. Livek, his failure to comply with Rentrak's general policies or standards or to perform any job duties, a felony conviction or plea of no contest, or any act by Mr. Livek constituting fraud, dishonesty involving Rentrak, or in competition with or materially detrimental to Rentrak.

The compensation committee also approved the grant of employee stock options to purchase 200,000 shares of Rentrak common stock and stock-settled stock appreciation rights ("SARs") relating to 75,000 shares, in each case under Rentrak's 2005 Stock Incentive Plan. The stock options and SARs have an exercise or base price of $14.50 per share, vest over four years, and have a 10-year term. Upon termination without cause or for good reason, two annual installments of stock options and SARs will vest to the extent not previously vested. If a change in control of Rentrak occurs on or after December 15, 2009, the stock options and SARs will vest in full. If a change in control occurs prior to December 15, 2009, 50 percent of the stock options and SARs will vest.

The compensation committee also approved the grant of 213,750 restricted stock units ("RSUs"), each of which represents a contingent right to receive one share of Rentrak common stock. The RSUs will vest, if at all, upon satisfaction of performance goals tied to achievement of (a) specified levels of earnings before interest, taxes, depreciation and amortization ("EBITDA"), as modified by subtracting certain other expenses, over the current and next two fiscal years, or (b) trading-price targets for Rentrak's common stock ranging from $20 to $40 per share for 65 consecutive trading days during the period ending March 31, 2013. Vesting of a portion or all of the RSUs will also occur if a change in control of Rentrak occurs at price levels ranging from $20 to $40 per share. Upon termination without cause or for good reason, 60,000 RSUs will vest if termination is on or prior to March 31, 2010, 90,000 RSUs will vest if termination occurs on or after April 1, 2010 and prior to April 1, 2011, and 120,000 RSUs will vest if termination occurs on or after April 1, 2011 and on or prior to March 31, 2012.

Amended and Restated Employment Agreement with Paul Rosenbaum

In connection with the hiring of Bill Livek as CEO, Rentrak and Paul Rosenbaum entered into an amended and restated employment agreement effective June 15, 2009, providing for his continued employment in a non-executive capacity as Chairman of the Board of the Corporation. The agreement expires on September 30, 2011. The agreement provides that he will be paid an annual base salary of $489,000 through September 30, 2010, and $325,000 for the ensuing 12 months, together with all employee benefits provided to officers and other management employees generally. He will also be provided with an automobile at Rentrak's expense, with lease payments up to $900 per month, through December 31, 2009.

The agreement provides for severance upon termination of employment for specified reasons, including death, voluntary termination by Mr. Rosenbaum for good reason, or involuntary termination without cause. Cause and good reason have substantially the same definitions as described above under "Employment Agreement with William P. Livek."

If Mr. Rosenbaum is terminated during the term of the agreement by Rentrak without cause or by Mr. Rosenbaum for good reason, in addition to accrued base salary and other benefits, he will be entitled to receive cash severance payments equal in amount to his monthly base salary (reduced to $27,083 per month beginning October 1, 2010) during the remaining term of the agreement. Medical, dental, group life, long-term care and long-term disability insurance benefits will also be continued during this period unless provided by a subsequent employer. Continuation of severance payments and benefits generally is subject to compliance with an agreement not to compete with Rentrak. If Mr. Rosenbaum dies during the term of the agreement, his estate will be entitled to a lump sum payment of $500,000 less any amounts payable under any life insurance policies purchased by Rentrak for the benefit of Mr. Rosenbaum's dependents.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 15, 2009, the board of directors of Rentrak Corporation (the "Company") amended Section 3.2 of the Company's bylaws to increase the number of positions on the board from seven to eight.

The amendment to the Company's bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference. The full text of the Company's bylaws, as amended effective June 15, 2009, is attached as Exhibit 3.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this Form 8-K:

3.1 Amendment to Bylaws of Rentrak Corporation

3.2 Bylaws of Rentrak Corporation as amended through June 15, 2009

RENTRAK CORPORATION
Dated: June 19, 2009	By:	/s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer

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